UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 23, 2022

THE INTERGROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10324	13-3293645
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1516 S. Bundy Drive, Suite 200, Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 889-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INTG	Nasdaq Capital Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Fiscal 2021 Annual Meeting of the Shareholders of The InterGroup Corporation (the “Company”) was held on May 23, 2022 at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, California. At that meeting, John V. Winfield, and Jerold R. Babin were elected as Class A Directors, to serve three-year terms expiring at the Fiscal 2024 Annual Meeting of Shareholders.

At the Annual Meeting, the shareholders also voted in favor of the ratification of the Audit Committee’s selection of WithumSmith+Brown PC as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022.

The final tabulation of the votes follows:

Proposal (1) – Election of two Class A Directors:

Nominee	For	Withheld	Broker Non-Votes

John V. Winfield	1,815,485	1,442	59,989

Jerold R. Babin	1,815,466	1,461	59,989

Proposal (2) – Ratification of the Appointment of WithumSmith+Brown PC as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2022:

Votes For	Against	Abstain	Broker Non-Votes

1,874,886	790	1,240	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERGROUP CORPORATION

Dated: May 27, 2022	By:	/s/ Danfeng Xu
Treasurer and Controller